UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 19, 2008

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	0-53424	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104-2867
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On December 19, 2008, the Board of Directors and shareholders of FS Investment Corporation (the “Company”) amended the Company’s Amended and Restated Articles of Incorporation by filing Articles of Amendment of FS Investment Corporation (the “Amendment”) with the State Department of Assessments and Taxation of the State of Maryland. The Amendment made revisions to the Company’s Amended and Restated Articles of Incorporation as a result of comments issued by securities regulators from various states in connection with their “blue sky” review of the Company’s offering. A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On January 6, 2009, the Company issued a press release announcing that, as of January 2, 2009, excluding shares purchased by the Company’s executive officers and directors, its dealer manager and its advisor and its affiliates, the Company had received and accepted subscriptions in its offering of approximately $2.75 million, which allowed it to successfully break escrow and admit its first public investors as shareholders.

Item 9.01.	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Amendment of FS Investment Corporation, dated December 19, 2008.

99.1	Press release dated January 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: January 6, 2009	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Amendment of FS Investment Corporation, dated December 19, 2008.

99.1	Press release dated January 6, 2009.